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                                                                    Exhibit 99.3

                              SYRATECH CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH   , 1997

     The undersigned hereby appoints Leonard Florence and E. Merle Randolph and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Syratech Corporation (hereinafter "Syratech") held of record by
the undersigned on             , 1997 at the Special Meeting of Stockholders to
be held on March   , 1997, at 9:00 a.m. Eastern Standard Time, at Syratech's
Corporate Headquarters, 175 McClellan Highway, East Boston, Massachusetts 02128, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all other matters which may come before the meeting.

     Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

     MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL:

          (1) to approve and adopt the Restated Agreement and Plan of Merger,
     dated November   , 1996, effective as of October 23, 1996, (the "Merger
     Agreement"), between Syratech and THL Transaction I Corp., a Delaware corporation ("THL I") organized by Thomas H. Lee Company, and the transactions contemplated thereby, including the Merger (as defined below). The Merger Agreement provides, among other things, for the merger of THL I with and into Syratech (the "Merger") pursuant to which each share of Syratech common stock, $0.01 par value per share ("Syratech Common Stock") (other than shares of Syratech Common Stock held by Syratech or any wholly owned subsidiary thereof, which will be canceled and retired, and shares of Syratech Common Stock subject to perfected dissenters' rights), will be entitled either (a) to receive $32.00 in cash or (b) to retain one fully paid and nonassessable share of Syratech Common Stock; provided that the right of each stockholder (other than Management Stockholders) to retain Syratech Common Stock will be limited to 35% of such stockholder's shares of Syratech Common Stock. In addition, because no more than 781,250 shares of Syratech Common Stock in the aggregate may be retained by existing Syratech stockholders, the right to retain shares of Syratech Common Stock may be subject to proration, as set forth in the Merger Agreement and described in the accompanying Proxy Statement.

              FOR: [ ]          AGAINST: [ ]          ABSTAIN: [ ]

          (2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

     To help our preparations for the meeting, please check here if you plan to attend.
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                  SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE

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-----------------------------------------------------------------     Date:

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     If your address has changed, please note new address:

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